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NEWS RELEASE

Completel Europe N.V.                  Investor Contact:
Blaak 16                               Catherine Blanchet, Investor Relations
3011 TA Rotterdam                      Tel: +33 1 72 92 20 32
The Netherlands                        e-mail : c.blanchet@completel.fr
+31 20 666 1701

(ParisBourse: CTL)
August 21, 2002

  COMPLETEL'S GENERAL MEETING OF SHAREHOLDERS APPROVES RECAPITALIZATION
                    PROPOSALS; FINAL COURT HEARING ON AKKOORD
                         SCHEDULED FOR SEPTEMBER 4, 2002

PARIS, August 21, 2002 - Completel Europe N.V. announced that the Extraordinary General Meeting ("EGM") of its Shareholders held yesterday has approved all of the proposals in support of Completel's previously announced recapitalization plan. These proposals include, among other things, a 670-to-one reverse split to Completel's ordinary shares intended to normalize the post-recapitalization trading in Completel's ordinary shares and the amendment of Completel's articles of association necessary to effect the recapitalization. Completel's recapitalization is still subject to the final sanction of the Dutch bankruptcy court of the Akkoord composition plan proposed by Completel, on which an initial confirmation hearing was held today, August 21, 2002. The recapitalization also remains subject to other customary closing conditions.

At its hearing today, the Dutch bankruptcy court overseeing the Akkoord deferred its final confirmation hearing regarding the recapitalization until Wednesday, September 4, 2002, in order to determine that (i) the outstanding balance in the interest escrow account established at the time of the issuance of Completel's 14% Senior Notes due 2010 has been distributed to the holders of these Notes and
(ii) the relevant approval has been granted by the French securities regulatory authorities in order to list Completel's securities to be issued in the recapitalization on Euronext Paris. Completel anticipates it will meet these requirements by that date and that the closing of the recapitalization will occur during the third week of September.

Completel believes that, upon the completion of its recapitalization, its cash balances, together with the anticipated cash flow from its restructured operations, will provide it with sufficient capital to fully fund its business to cash flow breakeven. Additional information concerning Completel's recapitalization plan can be found in the proxy statement relating to the EGM which is available on Completel's website at www.completel.com.

In addition, Completel's Annual General Meeting of shareholders ("AGM") held on August 20, 2002, has approved Completel's statutory annual accounts for the fiscal year ended December 31, 2001, as required under Dutch law. Additional information concerning the AGM can be found in the proxy statement relating to that meeting which is available on Completel's website.

Completel also announced today that James Dovey has resigned from his role as chairman of its Supervisory Board, but will continue to serve as a member of the Supervisory Board until the completion to the recapitalization. Appointment of a new chairman of the Supervisory Board will be announced following that completion.

Completel Europe NV (ParisBourse: CTL).
Completel is a facilities-based provider of fiber optic local access telecommunications and Internet services to business end-users, carriers and ISPs in France.

NOTE:

The information in this press release may include information that constitutes "forward-looking statements" within the meaning of Section 21E of the U.S. Securities Exchange Act. These forward-looking statements are identified by their use of such words as "believes," "anticipates," "should," "expects," "forecast," "projects," and similar expressions. Such statements are based on the current expectations and assumptions of the management of Completel only, and Completel does not undertake to publicly update or revise these statements, whether as a result of new information, future events or otherwise. These forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause Completel's actual future results, performance and achievements to differ materially from those forecasted or suggested in this press release. The most important of such factors is Completel's potential inability to effect its recapitalization. Furthermore, with respect to revenue and cash flow forecasts, such factors include, but are not limited to: (a) decline in demand for Completel's telecommunications services; (b) pricing pressures from Completel's direct competitors as well as from providers of alternative services; (c) failures, shutdowns or service disturbances with respect to Completel's networks; and (d) worsening carrier and Internet data market weakness. For a more detailed discussion of such risks affecting the Company, please refer to Completel's prospectuses and 10-K, 10-Q and 8-K reports filed with the U.S. Securities and Exchange Commission.

 Paris office: Tour Egee, 9-11 allee de l'Arche, 92671 Courbevoie Cedex, FRANCE
                             Tel : +33 1 72 92 20 00
                                www.completel.com